UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2003

WORONOCO BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14671	04-3444269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

31 Court Street, Westfield, Massachusetts 01085

(Address of principal executive offices)

(413) 568-9141

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 7.   Financial Statements and Other Exhibits

Exhibit	99.1 Press Release Dated October 16, 2003

Item 9.   Regulation FD Disclosure

On October 16, 2003, Woronoco Bancorp, Inc. announced its financial results for the three and nine months ended September 30, 2003. The press release announcing the financial results for the three and nine months ended September 30, 2003 is filed as Exhibit 99.1 and incorporated herein by reference.

This information is being furnished pursuant to Item 12 of Form 8-K and is being presented under Item 9 as provided in the Commission’s interim guidance regarding Form 8-K Item 11 and Item 12 filing requirements (Release No. 34-47583).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORONOCO BANCORP, INC.

Dated: October 16, 2003	By:	/s/ CORNELIUS D. MAHONEY
Cornelius D. Mahoney President, Chief Executive Officer and Chairman of the Board